United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

CINGULAR WIRELESS LLC

(Exact name of registrant as specified in its charter)

Delaware	1-31673	74-2955068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 Glenridge Connector, Atlanta, Georgia 30342

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404)236-7895

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 9. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-99.1 SUPPLEMENTAL RETENTION AGREEMENT
EX-99.2 PRESS RELEASE DATED FEBRUARY 25, 2005

Item 1.01. Entry into a Material Definitive Agreement

On February 21, 2005, Cingular Wireless LLC (the Company) entered into a Supplemental Retention Agreement (Agreement) with Thaddeus Arroyo (Executive), Chief Information Officer.

The purposes of the Agreement are (i) to provide a financial incentive in the form of a retention payment to retain the Executive with the employment of the Company and (ii) to receive certain other covenants from the Executive.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Today, the Company announced that its management and the Audit Committee concluded on February 18, 2005 that the Company’s 2004 financial results should be revised and its financial statements for fiscal periods ended December 31, 2000 through 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to its accounting for operating leases, and that such previously filed financial statements should no longer be relied upon. Ernst & Young LLP, the Company’s independent registered public accounting firm, has advised the Company that it concurs with the Company’s conclusion. While management believes that the impact of this error is not material to any previously issued financial statements, it was determined that the cumulative adjustment required to correct this error was too large to record in 2004. The cumulative pretax earnings impact of the restatement is $171 million, and substantially relates to periods prior to 2004. Accordingly, the Company will include its revised 2004 financial results and restated financial statements for prior periods in its 2004 Form 10-K filing. The Company will also file an amended Form 8-K report to revise its pro forma financial information contained in its Form 8-K/A filed on November 29, 2004.

The Company has operating leases, principally for cell sites, that have escalating rentals during the initial lease term and during succeeding optional renewal periods. Historically, the Company has not assumed the exercise of available renewal options in its accounting for operating leases. The Company reevaluated its accounting for operating leases and the related useful lives for depreciating leasehold improvements following publication of a letter issued by the Office of the Chief Accountant of the U.S. Securities and Exchange Commission on February 7, 2005. In light of the Company’s investment in each cell site, including acquisition costs and leasehold improvements, the Company has determined that the exercise of certain renewal options was reasonably assured at the inception of the lease. Accordingly, the Company will correct its accounting to recognize rent expense, on a straight-line basis, over the initial lease term and renewal periods that are reasonably assured.

The Company’s network infrastructure venture with T-Mobile USA, Inc., accounted for under the equity method, reached a similar conclusion with respect to operating leases and useful lives, requiring correction and restatement of the venture’s previously issued financial statements for the years ended December 31, 2003 and 2002. These financial statements were included in the Company’s 2003 Form 10-K and also should no longer be relied upon. Accordingly, the Company will also revise and restate its equity accounting for the venture.

The restatements reflect a difference in timing of recording rent and depreciation expense and do not affect the Company’s historical or future cash flows or the timing of payment under the related leases. The cumulative pretax earnings impact of the restatements for the periods ended December 31, 2000 through December 31, 2004 is an increase of $152 million in rent expense associated with the leases, a decrease of $25 million in depreciation and amortization expense, and an increase of $44 million in net equity in loss of affiliates. The pretax restatement impacts will also affect Net Property, Plant and Equipment, Investments in and Advances to Equity Affiliates, Accrued Liabilities, Other Noncurrent Liabilities and Members’ Capital as of December 31, 2004.

Item 9. Financial Statements and Exhibits

(b) Exhibit

Exhibit
Number	Description
99.1	Supplemental Retention Agreement by and between Cingular Wireless LLC and Thaddeus Arroyo, dated as of February 21, 2005

99.2	Press Release dated February 25, 2005

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULAR WIRELESS LLC

Date: February 25, 2005	By:	/s/ Peter A. Ritcher

Peter A. Ritcher
Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Number	Title
99.1	Supplemental Retention Agreement by and between Cingular Wireless LLC and Thaddeus Arroyo, dated as of February 21, 2005

99.2	Press Release dated February 25, 2005